Exhibit 99.1

RGS Energy Announces Pricing of Unit Offering

LOUISVILLE, Colo., Sept. 9, 2016—RGS Energy (Nasdaq: RGSE) announced today that it has priced a public offering of 2,800 units of securities (“Units”) where each Unit is comprised of one share of Series A 12.5% Mandatorily Convertible Preferred Stock, stated value $1,000.00 per share, which is convertible into shares of Real Goods Solar, Inc. Class A common stock, par value $0.0001 per share (the “Common Stock”), at an initial conversion price of $5.50, and one Series H Warrant exercisable into 181.8181 shares of Common Stock at an initial exercise price of $5.50 in an underwritten public offering with each Unit priced at $1,000.00 per Unit. The net proceeds of the offering after deducting underwriting discounts and commissions and estimated offering expenses are expected to be approximately $2.2 million. Roth Capital Partners is acting as the sole book-running manager and WestPark Capital, Inc. as the co-manager for the offering.

RGS Energy expects to close the sale of the Units on or about Wednesday, September 14, 2016, subject to customary closing conditions. RGS Energy expects to use the proceeds from the offering for general corporate purposes including, without limitation, to reduce current accounts payable balances, to repay indebtedness under its revolving line of credit and to increase sales and operational capabilities with any remainder for general working capital purposes.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission and has been declared effective. The registration statement on Form S-1 may be accessed through the SEC’s website at www.sec.gov. Alternatively, copies of the prospectus relating to this offering may be obtained from Roth Capital Partners at 888 San Clemente Drive, Suite 400, Newport Beach, CA 92660.

This announcement shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any offer or sale of any securities, in any state or jurisdiction in which the offer, solicitation, or sale of securities would be unlawful. Any offers, solicitations of offers to buy, or sales of securities will only be made pursuant to the registration statement filed with the SEC, including the related prospectus.

About RGS Energy

RGS Energy (NASDAQ: RGSE) a residential and small commercial solar company since 1978, the company has installed more than 25,000 solar power systems. RGS Energy makes it very convenient for customers to save on their energy bill by providing turnkey solar solutions - from system design, construction planning, customer financing assistance, installation, to interconnection and warranty.

RGS Energy is the company’s registered trade name. The company files periodic and other reports with the Securities and Exchange Commission under its official name “Real Goods Solar, Inc.”

Forward-Looking Statements

This press release by RGS Energy (the “Company,” “we”, “us,” “its,” “our”) contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they provide our current beliefs, expectations, assumptions, forecasts, and include statements regarding our future results of operations and financial position, business strategy, budgets, projected costs, plans and objectives of management for future operations. The words “hypothetical,” “anticipate,” “believe,” “plan,” “target”, “estimate,” “expect,” “strive,” “future,” “intend,” “may,” “will” and similar expressions as they relate to us are intended to identify such forward-looking statements.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all. Such forward-looking statements include, but are not limited to, statements regarding the closing of the public offering, estimated net proceeds of the offering and the anticipated use of proceeds of the offering. Forward looking statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward looking statements. Therefore, the Company cautions you against relying on any of these forward-looking statements.

Key risks and uncertainties that may cause a change in any forward-looking statement include: the Company’s ability to obtain additional capital for implementation of its business turnaround strategy; the effect of electric power generation industry regulations in the states the Company operates; net electric power metering and related policies; the level of demand for our solar energy systems; the availability of a sufficient, timely, and cost-effective supply of solar panels; the Company’s ability to implement required cost containment and reductions; compliance with its loan agreements; the Company’s ability to generate sufficient cash flow from operations to fund operation; litigation and contract disputes; the terms of any future amendment to our revolving credit facility; the size and timing of completion of the Unit offering discussed herein; and the use of proceeds from the Unit offering discussed herein. You should read the section entitled “Risk Factors” in our 2015 Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q for the fiscal quarters ending March 30, 2016 and June 30, 2016, each of which has been filed with the Securities and Exchange Commission, which identify certain of these and additional risks and uncertainties. Any forward-looking statements made by us in this press release speak only as of the date of this press release. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Investor Relations Contact

Ron Both, Senior Managing Director

Liolios Group, Inc.

Tel 1-949-574-3860

RGSE@liolios.com